                                  (Exhibit 24)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26093) of Concorde Career Colleges, Inc. of our report dated March 23, 2001, except as to the reverse stock split which is as of November 21, 2001, relating to the 2000 and 1999 consolidated financial statements, which appears in the Form 10-K.


PricewaterhouseCoopers, LLP

Kansas City, Missouri
March 26, 2002

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                               Part II - Page 33